UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 29, 2017, Franklin Financial Network, Inc. (the “Company”) and Franklin Synergy Bank, a Tennessee banking corporation and wholly owned subsidiary of the Company (“FSB”), entered into Amendment No. 3 (the “Amendment”) to the Agreement and Plan of Reorganization and Bank Merger dated December 14, 2015 with Civic Bank & Trust (“Civic”), a Tennessee banking corporation (as amended by Amendment No. 1 dated May 9, 2016 and Amendment No. 2 dated March 30, 2017, the “Merger Agreement”), to amend the termination date set forth in the Merger Agreement. Pursuant to the Amendment, either party may terminate the Merger Agreement if (i) the Company has not provided evidence to Civic that an application for approval of the merger has been filed with the Federal Reserve System on or before the earlier of November 15, 2017 and the date that is 10 days after the Federal Reserve System notifies FSB that it may proceed with such filing, or (ii) the merger is not consummated on or before July 1, 2018, or such later date as may be agreed upon in writing by the parties. In addition, Civic may terminate the Merger Agreement immediately upon notification from FSB that it has received notice from the Federal Reserve System that it may not proceed with filing an application for approval of the merger.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Amendment No. 3 to the Agreement and Plan of Reorganization and Bank Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2017

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sarah Meyerrose
Sarah Meyerrose Executive Vice President and Chief Financial Officer